UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 11, 2023

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value	ARCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2023, Ares Capital Corporation (the “Company”) entered into an Uncommitted Continuing Agreement for Standby Letters of Credit and Demand Guarantees (the “2023 Uncommitted LC Facility”) with Deutsche Bank AG New York Branch (the “Issuer”), which provides for the issuance by the Issuer, in its sole discretion and upon request by the Company, of letters of credit or demand guarantees. The 2023 Uncommitted LC Facility may be terminated by the Company pursuant to a written notice of termination or by the Issuer pursuant to 30 days’ prior written notice of termination, and is secured on a pari passu basis with the Company’s senior secured revolving credit facility, among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as amended and restated, the “Revolving Credit Facility”), and pursuant to substantially the same collateral documentation that secures the Revolving Credit Facility.

The description above is only a summary of the material provisions of the 2023 Uncommitted LC Facility and is qualified in its entirety by reference to a copy of the 2023 Uncommitted LC Facility, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1	Uncommitted Continuing Agreement for Standby Letters of Credit and Demand Guarantees, dated as of May 11, 2023, between Ares Capital Corporation and Deutsche Bank AG New York Branch, as the issuer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: May 17, 2023

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer